UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): April 8, 2020

Allegiance Bancshares, Inc.

(Exact Name of Registrant as Specified in Charter)

TEXAS	001-37585	26-3564100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8847 West Sam Houston Parkway N., Suite 200, Houston, Texas 77040

(Address of Principal Executive Offices) (Zip Code)

(281) 894-3200

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	ABTX	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities

Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the

Exchange Act.  ☒

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 8, 2020, the Board of Directors (the “Board”) of Allegiance Bancshares, Inc. (the “Company”) received a written letter of resignation from Umesh (Mike) Jain stating that he resigned from the Board of the Company, effective as of that day. Mr. Jain’s decision to resign as a Class I director from the Board was not a result of any dispute or disagreement with the Company.  In connection with Mr. Jain’s decision to resign from the Board of the Company, he also resigned as a director of Allegiance Bank, effective April 8, 2020.

Item 7.01  Regulation FD Disclosure

On April 8, 2020, the Company issued a press release announcing that, due to the public health impact of the coronavirus (COVID-19) pandemic and out of concern for the health and well-being of the Company’s employees and shareholders, the location of the Company’s annual meeting of shareholders has been changed and will be held in a virtual meeting format only.  Shareholders will not be able to attend the annual meeting in person.  The Company’s decision to switch to a virtual-only meeting is only applicable to the 2020 annual meeting.

A copy of the press release is furnished with this Form 8-K as Exhibit 99.1 and incorporated by reference herein.

Item 9.01Financial Statements and Exhibits

(d) Exhibits.The following is filed as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
99.1	Press Release dated April 8, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allegiance Bancshares, Inc.

Date: April 8, 2020	By:	/s/ Shanna Kuzdzal
Shanna Kuzdzal
EVP, General Counsel and Secretary